Exhibit 10(b)

Jorden Burt LLP
1025 Thomas Jefferson Street, N.W.	777 Brickell Avenue, Suite 500
Suite 400 East	Miami, Florida 33131-2803
Washington, D.C. 20007-5208	(305) 371-2600
(202) 965-8100	Fax: (305) 372-9928
Fax: (202) 965-8104
175 Powder Forest Drive
Suite 301
Simsbury, CT 06089-9658
(860) 392-5000
Fax: (860) 392-5058

April 23, 2012

Zurich American Life Insurance Company

1400 American Lane

Schaumburg, Illinois 60196

Re:	Zurich American Life Insurance Company
ZALICO Variable Annuity Separate Account
Post-Effective Amendment No. 23 to Form N-4 Registration Statement
File Nos. 333-22375 and 811-3199

Executives:

We hereby consent to the reference to our name under the caption “Legal Matters” in the statement of additional information included in the above-referenced filing. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Jorden Burt LLP

Jorden Burt LLP

JORDEN BURT LLP

www.jordenusa.com